[LOGO] IONICS                  Address Mail To:
       -----------------       P.O. Box 9131
       IONICS, INCORPORATED    Watertown, Massachusetts 02272-9131

                               65 Grove Street
                               Watertown, Massachusetts 02172-2882
                               Telephone:  (617) 926-2500
                               Fax: (617) 926-4304

                               June 4, 1996



Ionics, Incorporated
65 Grove Street
Watertown, MA  02172

Re: Registration Statement on Form S-8 relating to the Ionics, Incorporated 1979 Stock Option Plan

Gentlemen:

As General Counsel for Ionics, Incorporated, a Massachusetts corporation (the "Company"), I am familiar with its corporate affairs. In particular, I have acted as counsel for the Company in connection with the registration of 700,000 shares of the Company's common stock, par value $1.00 per share (the "Shares"), reserved for issuance under the Ionics, Incorporated 1979 Stock Option Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the conduct of certain corporate proceedings relating thereto.

As such counsel, I have examined and am familiar with the Registration Statement, certain corporate records of the Company, including its Restated Articles of Organization, as amended, its By-laws, minutes of meetings of its Board of Directors and stockholders, and such other documents, instruments and certificates of government officials as I have deemed necessary as a basis for the opinions herein expressed.

In my examination described in the preceding paragraph, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me af originals, the conformity to the corresponding originals of all documents submitted to me as copies, and the accuracy and completeness of all corporate records.

I have made such examination of Massachusetts law as I have deemed relevant for purposes of this opinion, but have not made any review of the laws of any other state or jurisdiction. Accordingly, this opinion is limited to Massachusetts law.

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Based upon and subject to the foregoing, I am of the opinion that the
Shares to be issued by the Company from time to time pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable. Furthermore, the stock options granted or to be granted from time to time by the Company under the Plan are or will be, as the case may be, legally authorized and issued options for the purchase of Common Stock in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5, Interests of Named Experts and Counsel, in the Registration Statement. This opinion is being furnished to you solely for the foregoing use and, other than in connection with such use, is not to be disseminated, reproduced or published in any form, used for any other purpose or relied upon by any other person or entity without my prior written consent.

                               Very truly yours,


                               /s/Stephen Korn
                               Stephen Korn
                               General Counsel





















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